Exhibit 24

                                                                     CILCO
                                            Central Illinois Light Company
                                                           300 Liberty St.
                                                    Peoria, IL  61802-1404

                               February 22, 1994

Mr. R.W. Slone
Mr. T.S. Romanowski
     300 Liberty Street
     Peoria, Illinois 61602

Mr. J.H. Byington, Jr. and
Mr. R.L. Harden
     One Battery Park Plaza
     New York, New York 10004

Gentlemen:

          Central Illinois Light Company proposes to file a Registration Statement with the Securities and Exchange Commission with respect to the issuance and sale of not more than $65,000,000 principal amount of its First Mortgage Bonds in one or more series. Such Registration Statement will include a prospectus and be accompanied by certain exhibits.

          We hereby make, constitute and appoint each of you and any one of you our true and lawful attorney for each of us and in each of our names, places and steads, both in our individual capacities as directors and that of officers of Central Illinois Light Company, to sign and cause to be filed with the Securities and Exchange Commission said Registration Statement and any appropriate amendment or amendments to said Registration Statement, to be accompanied by a prospectus or by any appropriately amended prospectus and any necessary exhibits.

          The undersigned, Central Illinois Light Company, also authorizes you and any one of you to sign said Registration Statement and any amendment or amendments thereto on its behalf as attorney-in-fact for its respective officers, and to file the same as aforesaid together with a prospectus and exhibits.

                              Very truly yours,

                              CENTRAL ILLINOIS LIGHT COMPANY


                              /s/ R.W. Slone
                              ---------------------------
                              R. W. Slone, Chairman of the
                              Board, President and Chief
                              Executive Officer

(Power of attorney with respect to the Registration Statement related to the issuance and sale of not more than $65,000,000 principal amount of First Mortgage Bonds in one or more series.)



                M. ALEXIS                           R. W. SLONE
     ---------------------------------     ------------------------------
                M. Alexis                           R. W. Slone


              J. R. BRAZIL                          K. E. SMITH
     ---------------------------------     ------------------------------

              J. R. Brazil                          K.E. Smith


               W. BUNN III                         R. N. ULLMAN
     ---------------------------------     ------------------------------
               W. Bunn III                         R. N. Ullman



     ---------------------------------     ------------------------------
              D. E. Connor                         J. M. Unland


              H. S. PEACOCK                        J. F. VERGON
     ---------------------------------     ------------------------------
              H. S. Peacock                        J. F. Vergon


               W. M. SHAY                          M. M. YEOMANS
     ---------------------------------     ------------------------------
               W. M. Shay                          M. M. Yeomans


            T. S. ROMANOWSKI                      R. L. BEETSCHEN
     ---------------------------------     ------------------------------
     T. S. Romanowski, Vice President      R. L. Beetschen, Controller
     and Chief Planning Officer

                     Extract from Minutes of Meeting of
                          the Board of Directors of
                        Central Illinois Light Company
                            held February 22, 1994
                  ----------------------------------



          Upon motion duly made and seconded, the following resolution was unanimously adopted:

          RESOLVED: That for the purpose of executing and completing a registration statement on Form S-3 and prospectus to be filed with the Securities and Exchange Commission in connection with the issuance and sale of not more than $65,000,000 principal amount of its First Mortgage Bonds, in one or more series, and of remedying any deficiencies with respect thereto by appropriate amendment or amendments, the Company, its officers and members of its Board of Directors are authorized to give their several powers of attorney to R.W. Slone, T.S. Romanowski, J.H. Byington, Jr. and R. L. Harden, or any one of them, in such form as the officers of the Company may determine and as counsel may advise.

                               ****************

          I, J.G. Sahn, Secretary of Central Illinois Light Company, do hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at meeting of the Board of Directors of Central Illinois Light Company, duly held February 22, 1994, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded, but is still in full force and effect.


          IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this 3rd day of November, 1994.


                                   /s/ J.G. Sahn
                                   -------------------------
                                   J.G. Sahn

(S E A L)